ADDENDUM TO THE


                            ASSET PURCHASE AGREEMENT


This ADDENDUM is entered into as of September 16, 2008, by and between HERLEY GMI EYAL LTD. (formerly called GENERAL MICROWAVE ISRAEL ACQUISITION (2008) LTD.) (the "Buyer") and EYAL MICROWAVE LTD. ("Seller Parent") and EYAL MAG LTD. ("Seller Sub") (collectively, and jointly and severally: the "Seller").

WHEREAS: the parties hereto entered into an Asset Purchase Agreement as of August 1, 2008 (the "Agreement") and certain conditions to Closing have not yet been satisfied and, in addition, the parties have agreed to amend certain provisions set out in Agreement.

The parties hereto, intending to be legally bound, agree as follows:

1.  Definitions.   Unless   specifically  set  forth  to  the  contrary  herein,
capitalized terms used in this Addendum shall have the respective meanings set forth in the Agreement

2. OCS Grants. The Seller hereby represents, warrants and undertakes to the Buyer as follows:

     (a) Seller has applied for, but not yet obtained, the written approval from the OCS in connection with the transfer to the Buyer of Sellers' rights and obligations towards the OCS with respect to each of the OCS Grants listed in
Schedule 3.23(a), constituting all the OCS Grants received by the Sellers (including without limitation "Magnet" grants); and

     (b) None of the aforesaid applications have been rejected or denied by the OCS; and

     (c) Neither the products of the Seller, nor the Intellectual Property relating to such products, nor the Business Intellectual Property, all of which are being sold to the Buyer under the Agreement, were developed through or arise from, directly or indirectly, any OCS Grants;

     (d) All of the OCS Grants received by the Seller relate only to discontinued products and/or research and development that has not been utilized by the Seller; and

     (e) Seller is not aware of any impediment or reason or ground which would prevent or delay, or impose any payment obligation (apart from the payment of royalties with respect to future sales) with respect to, approval by the OCS of the aforesaid transfer to Buyer of all the rights and obligations under all of the OCS Grants; and

     (f) In the event that any approvals are unreasonably delayed, Seller hereby authorizes Buyer to represent Seller in filing any necessary applications to receive OCS Approvals, at the expense of Seller.

3. Investment Center. The Seller hereby represents and warrants to the Buyer as follows:

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
     (a) Seller has applied to the Investment Center to obtain, inter alia, an assignment of the Seller's approvals from the Investment Center and confirms that it is not aware of any impediment or reason or ground which would prevent or delay such approval by the Investment Center; and

     (b) The aforesaid application has not been rejected or denied by the Investment Center.

4. Deferral of OCS and Investment Center Closing Conditions. In reliance on the Seller's abovementioned representations and warranties, and the undertakings of Seller pursuant to Sections 5 and 6 below, the Buyer hereby agrees: (a) to defer the obligations of the Seller to deliver to Buyer the written approvals from the OCS and the Investment Center, pursuant to Article VII of the Agreement, until the date occurring 60 (sixty) days following the Closing Date; and (b) that the know-how of Seller which was developed through or arose from, directly or indirectly, any OCS Grants, shall not be conveyed to Buyer upon the Closing Date, and instead shall be conveyed to Buyer following receipt of approvals from the OCS for such conveyance.

5. Seller's Undertaking. Seller hereby undertakes to use its best efforts to obtain the said approvals at the earliest opportunity subsequent to Closing, and to comply in full with all the requirements of the said authorities.

6. Seller's Indemnification. The Agreement shall be amended so that the following sub-section shall be added to Section 9.01 (after sub-section (e) therein:

          (f) failure to receive, by the Closing Date, one or more approvals from the OCS as required under Sections 5.07 and 7.09 hereinabove, and/or one or more approvals from the Investment Center under Sections 5.07 and
     7.04 whether or not Buyer has consented to hold the Closing without such approval(s) having been received;

7. Consideration

     (a) The parties agree, on the basis of the Interim Period Cash Flow Statement presented by Seller to Buyer, that the amount of the Interim Period Reduction shall be NIS 500,000. The parties agree that such amount shall not be deducted from the amounts paid by Buyer at the Closing, but shall be credited to Buyer and subject to the current account calculation procedure set forth in section 8 below.

     (b) The Interest shall equal US$128,780 (i.e., 47 days x US$2,740).

     (c) Buyer hereby elects to pay the Basic Consideration and the Interest and Purchase Price in US dollars, pursuant to Section 2.04(b)(ii).

     (d) Seller hereby irrevocably instructs Buyer to pay a portion of the Consideration to the following bank accounts and in the following manner, and

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
agrees that payment in the following manner and to the following bank accounts shall be deemed payment of the Consideration to the Seller, subject to the currency-related provisions of sub-section (f) below:

             ========================= =========================================
                      Amount                               Bank account
             ------------------------- -----------------------------------------
        (1)       NIS 8,242,008                         Name: Seller Parent
                                                     Account number 103800/98
                                                           Branch 744
                                                           Bank Leumi
             ------------------------- -----------------------------------------
        (2)                                             Name: Seller Parent
                   NIS 973,484                       Account number 712500/67
                       and                                  Branch 744
                   US$ 474,345                              Bank Leumi
             ------------------------- -----------------------------------------
        (3)                                             Name: Seller Parent
                                                      Account number 78125
                  NIS 7,250,000                             Branch 627
                                                            Bank Hapoalim
             ------------------------- -----------------------------------------
        (4)                                             Name: Seller Sub
                                                      Account number 676768
                  NIS 1,680,000                             Branch 627
                                                         Bank Hapoalim
             ------------------------- -----------------------------------------
        (5)                                             Name: Seller Parent
                  NIS 3,892,109                      Account number 350044/024
                       and                                  Branch 424
                  US$ 1,792,765                        Bank Mizrahi Tefahot
             ------------------------- -----------------------------------------
        (6)                                              Name: Seller Sub
                  NIS 6,001,933                      Account number 467006/024
                       and                                  Branch 424
                   US$ 503,638                         Bank Mizrahi Tefahot
             ------------------------- -----------------------------------------
        (7)                                             Name: Eyal Gal Ltd.
                    NIS 46,985                       Account number 104191/024
                       and                                  Branch 424
                    US$ 11,050                         Bank Mizrahi Tefahot
             ------------------------- -----------------------------------------

     (e) It is agreed that, as a portion of the US Dollar payments numbered (5) and (6) as detailed in sub-section (d) above, the amount of $2,035,773 shall be deposited in order to provide security for the bank guarantees issued by said bank to customers of Seller, such guarantees constituting Assumed Liabilities, and such amounts shall be deemed paid to Seller on account of the Consideration. Buyer undertakes that no later than November 25, 2008, Buyer shall replace the bank guarantees granted to the customers or take such other action as necessary to release said deposited amount from serving as security for the aforementioned guarantees. In the event of failure by Buyer to fulfill its obligation under this clause by the date specified above, then Buyer shall compensate Seller by

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
paying to Seller the amount of the aforesaid unreleased deposit, provided that Seller shall assign all its rights in such deposit to Buyer, effective as of its release.

     (f) With regard to the amounts specified in sub-section (d) above as NIS amounts, the Buyer shall, prior to the date of actual payment, exchange a US dollar amount, at an Israeli bank at the exchange rates then offered by such bank for the purchase of NIS (regardless of the Representative Rate), into said NIS amount, and regardless of the amount of the NIS amount remitted by Buyer, the aforesaid US dollar amount remitted by the Buyer to the bank and exchanged into the NIS amount, inclusive of any exchange fees, shall be deemed paid to Seller on account of the Basic Consideration.

     (g) Seller agrees to pay to Bank Leumi, Bank Mizrahi-Tefahot, and Bank Hapoalim, on the Closing Date and following payment of the amounts listed in sub-section (d) above, any outstanding amounts which are payable to said banks in order to cause the banks to cancel each of the encumbrances pending against Seller's assets. Seller acknowledges that the amounts specified in the banks' letters of intent may not be current as of the Closing Date, and accordingly undertake to pay any outstanding amounts as aforesaid.

     (h) The balance of the Consideration (i.e., the Basic Consideration and the Interest, less the Interim Period Reduction in accordance with the provisions of section 2.04(a) of the Agreement,  and less the amounts set forth in sub-section
(d) calculated in accordance with the provisions of sub-section (f) above), shall be paid in US Dollars to the following bank account: Number: 265888; branch 027 at the First International Bank; name: Granot Irgun Shitufi Azori - Aguda Shitufit Haklait Merkazit Ltd.

     (i) Notwithstanding the provisions of section 2.05 of the Agreement, Seller and Buyer agree to the terms and conditions of the letter of the VAT authorities dated September 11 2008, a copy of which is attached hereto as Annex A, and to act in accordance with said terms and conditions.

8. Seller agrees that any amounts paid by a third party to Seller following the Closing, constituting Purchased Assets, shall be credited by Seller to Buyer. Buyer agrees that any amounts paid to a third party by Seller following the Closing, constituting Assumed Liabilities, shall be credited by Buyer to Seller. Following the end of each of October, November and December 2008, Buyer and Seller shall calculate the amounts credited under this section and section 7(a) above, and the net balance shall be paid as owed.

9. The parties  have agreed to defer the  assignment  of  contracts  pursuant to
Section 7.07 of the Agreement until a date following the Closing Date to be determined by the Buyer. Accordingly, upon request by the Buyer, Seller and Buyer shall employ all reasonable efforts to obtain the consents of counterparties to the assignment to Buyer of such Contracts to be specified in writing by Buyer (whether or not such Contracts are listed in Schedule 2.03(a)).

10. Except as explicitly provided herein, nothing in this Addendum shall be construed as derogating from or modifying the rights and obligations of the parties hereto under the Agreement.

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
     IN WITNESS WHEREOF, each of the Seller and Buyer has caused this Addendum to be signed by its officers thereunto duly authorized as of the date first written above.


                                 HERLEY GMI EYAL LTD.
                                   By:
                                        /s/
                                     -------------------------------------------
                                       Name:
                                       Title: President


                                 EYAL MICROWAVE LTD.
                                   By:
                                        /s/
                                     -------------------------------------------
                                       Name:
                                       Title: Chairman of the Board

                                 EYAL MAG LTD.
                                   By:
                                        /s/
                                     -------------------------------------------
                                       Name:
                                       Title: Chairman of the Board



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